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                                                                     Exhibit M-5

                                   KIM & CHANG

        Seyang Building, 223 Naeja-Dong, Chongro-Ku, Seoul, Korea 110-720
  Telephone: (822) 3703-1100 / 1114 Fax: (822) 737-9091/3 Telex: LAWKIM K28588
                  E-Mail: lawkim@kimchang.com MCI Mail: 6641045

                                                               November 13, 2002

The Korea Development Bank
16-3 Youido-dong
Youngdeungpo-gu, Seoul
Republic of Korea

     Re: The Korea Development Bank of Korea: Registration Statement under Schedule B of the Securities Act of 1933, as amended (No. 333-97299)
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Ladies and Gentlemen:

     We have acted as Korean counsel for The Korea Development Bank (the "Bank"), a governmental financial institution established pursuant to The Korea Development Bank Act of 1953, as amended (the "KDB Act"), in the Republic of Korea (the "Republic"), in connection with the filing by the Bank of the Bank's Registration Statement (No. 333-97299) (the "Registration Statement") under Schedule B of the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") relating to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Bank's unsecured debt securities (the "Debt Securities") and guarantees (the "Guarantees"). The Registration Statement relates to Debt Securities and Guarantees having an aggregate initial public offering price or purchase price of up to approximately US$6,621,000,000 (or the equivalent in other currencies). The Guarantees are to be issued in the form of securities guarantees (the "Securities Guarantees") or deed poll guarantees (the "Deed Poll Guarantees") pursuant to a guarantee agreement (the "Guarantee Agreement") dated November 13, 2002 between the Bank and Korea Electric Power Corporation.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified. We have also assumed in relation to the documents which we examined that other than in relation to the Bank, all such documents are within the capacity and powers of and

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                                                                     KIM & CHANG
The Korea Development Bank
November 13, 2002
Page 2

have been validly authorized, executed and delivered by and are binding on the parties thereto and there has been no breach of any of the terms thereof. As to any other matters of fact material to the opinions expressed herein, we have relied upon certificates or statements of officers and other representatives of the Bank.

     Based upon the foregoing and subject to further qualifications set forth below, we are of the opinion that:

1. The Bank is a statutory juridical entity duly established under the Korea Development Bank Act of 1953, as amended, and validly existing under the laws of Korea with power and authority to own its properties and conduct its business as described in the Prospectus forming a part of the Registration Statement;

2. The Guarantee Agreement has been duly authorized and executed by the Bank and assuming due delivery thereof, constitutes a valid and binding obligation of the Bank, enforceable in accordance with its terms; and

3. Each of the Securities Guarantees and the Deed Poll Guarantees has been duly authorized by the Bank and, when duly executed and delivered by the Bank to the applicable fiscal agent or trustee, as the case may be, will constitute a valid and binding obligation of the Bank enforceable in accordance with its respective terms.

     The opinions set forth above are subject to the following qualifications:

     (a) Enforcement may be limited or affected by laws relating to bankruptcy, corporate reorganization, composition, moratorium or other similar laws which generally affect the enforcement of creditors' rights;

     (b) Nothing in this opinion should be taken as indicating that the remedies of specific performance or injunction would necessarily be available with respect to any provision of the Guarantee Agreement, the Securities Guarantees or the Deed Poll Guarantees;

     (c) The enforceability of provisions under the Guarantee Agreement, the Securities Guarantees or the Deed Poll Guarantees may also be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided for in the Civil Code of Korea;

     (d) The enforceability of provisions releasing or exculpating a party from, or requiring

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                                                                     KIM & CHANG

The Korea Development Bank
November 13, 2002
Page 3

          indemnification of a party for, liability for its own action or inaction may be limited or affected where the action or inaction involves unlawful conduct, willful misconduct or gross negligence;

     (e) Korean courts may exercise judicial discretion in determining such matters as conclusiveness of certificates, extent of damages and entitlement to attorneys' fees and other costs; and

     (f) Under the Foreign Exchange Transaction Law of the Republic, if the Korean government deems that certain emergency circumstances, including but not limited to sudden fluctuations in interest rates or exchange rate, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets, are likely to occur, it may impose any necessary restrictions such as requiring the Bank to obtain prior approval from the Ministry of Finance and Economy of the Republic for the repatriation of payments made under the Securities Guarantees or the Deed Poll Guarantees.

     The foregoing opinion is confined to and given on the basis of Korean law as in effect on the date hereof and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than the Republic. To the extent that the laws of the United States of America and the State of New York are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, relied upon, and our opinion is subject to the qualifications, assumptions and exceptions set forth in, the opinion, dated today, of Cleary, Gottlieb, Steen & Hamilton, United States counsel to the Bank. We have also assumed that there is nothing in the law of any other jurisdiction which affects this opinion.

     This opinion is addressed to and is solely for the benefit of the Bank and, except with our express consent, is not to be transmitted to, nor is it to be relied upon by, any other person (save United States counsel to the Bank in connection with the issuance of the Securities Guarantees and the Deed Poll Guarantees) or for any purpose other than in connection with the issuance of the Securities Guarantees and the Deed Poll Guarantees. This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Bank with the Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

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                                                                     KIM & CHANG

The Korea Development Bank
November 13, 2002
Page 4



                                                   Very truly yours,

                                                    /s/ Kim & Chang
                                                   -----------------
                                                        Kim & Chang

SKR/ JHP